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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Inland Resources Inc. on Form S-8 (File No. 33-41662), Form S-8 (File No. 33-84640), Form S-3 (File No. 33-84766) and Form S-3 (File No. 33-80392) of our
report dated March 20, 1996, on our audit of the consolidated financial statements of Inland Resource Inc. as of December 31, 1995 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.


/s/ Coopers & Lybrand LLP
Coopers & Lybrand LLP
Denver, Colorado
February 24, 1997